The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free writing prospectus with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Final Terms of the Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5, Class 2B6, Class X and Class LT-R Certificates. Only the classes of certificates listed in the tables below are offered by the prospectus supplement.

Class	Collateral Group	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Type	Initial Certificate Ratings(3)
						Moody’s	S&P	Fitch
1-A1	1A, 1B	$223,449,000	5.8300%	LIBOR + 0.5000%(6)	Senior, Exchangeable	N/R	AAA	AAA
1-A2(4)	1A	$ 96,609,000(5)	1.1700%	6.5000% - LIBOR(6)	Senior, Interest-Only	N/R	AAA	AAA
1-A3(7)	1B	$126,840,000(5)	1.1700%	6.5000% - LIBOR(6)	Senior, Interest-Only	N/R	AAA	AAA
1-A4	1A	$ 96,609,000	5.8300%	LIBOR + 0.5000%(6)	Senior, Pass-Through(8)	N/R	AAA	AAA
1-A5	1B	$126,840,000	5.8300%	LIBOR + 0.5000%(6)	Senior, Pass-Through(8)	N/R	AAA	AAA
2-A1	2A, 2B	$ 93,304,000	5.6800%	LIBOR + 0.3500%(6)	Senior, Exchangeable	N/R	AAA	AAA
2-A2	2A	$ 58,274,000(5)	1.8200%	7.1500% - LIBOR(6)	Senior, Interest-Only(8)	N/R	AAA	AAA
2-A3	2B	$ 35,030,000(5)	1.8200%	7.1500% - LIBOR(6)	Senior, Interest-Only(8)	N/R	AAA	AAA
2-A4	2A	$ 58,274,000	5.6800%	LIBOR + 0.3500%(6)	Senior, Pass-Through(8)	N/R	AAA	AAA
2-A5	2B	$ 35,030,000	5.6800%	LIBOR + 0.3500%(6)	Senior, Pass-Through(8)	N/R	AAA	AAA
2-A6	2A, 2B	$ 93,304,000(5)	1.8200%	7.1500% - LIBOR(6)	Senior, Exchangeable	N/R	AAA	AAA
3-A1	3	$ 37,250,946	5.7800%	LIBOR + 0.4500%(6)	Senior, Sequential(8)	N/R	AAA	AAA
3-A2	3	$ 10,159,349	4.4733%	24.01666664% - (LIBOR x 3.66666666)(6)	Senior, Sequential(8)	N/R	AAA	AAA
3-A3	3	$ 6,940,767	5.7800%	LIBOR + 0.4500%(6)	Senior, Sequential(8)	N/R	AAA	AAA
3-A4	3	$ 1,892,936	4.4733%	24.01666664% - (LIBOR x 3.66666666)(6)	Senior, Sequential(8)	N/R	AAA	AAA
3-A5	3	$ 44,191,714	5.7800%	LIBOR + 0.4500%(6)	Senior, Exchangeable	N/R	AAA	AAA
3-A6	3	$ 12,052,285	4.4733%	24.01666664% - (LIBOR x 3.66666666)(6)	Senior, Exchangeable	N/R	AAA	AAA
3-A7	3	$ 47,410,295	5.5000%	5.5000%	Senior, Exchangeable	N/R	AAA	AAA
3-A8	3	$ 8,833,704	5.5000%	5.5000%	Senior, Exchangeable	N/R	AAA	AAA
3-A9	3	$ 56,244,000	5.5000%	5.5000%	Senior, Exchangeable	N/R	AAA	AAA
4-A1	4	$ 61,430,000	5.9800%	LIBOR + 0.6500%(6)	Super Senior, Sequential	Aaa	AAA	AAA
4-A2	4	$ 61,430,000(5)	0.0200%	5.3500% - LIBOR(6)	Senior, Interest-Only	Aaa	AAA	AAA
4-A3	4	$ 25,596,000	5.5000%	5.5000%	Super Senior, Non-accelerating(8)(9)	Aaa	AAA	AAA
4-A4	4	$ 2,133,000(5)	6.0000%	6.0000%	Senior, Interest-Only(8)	Aaa	AAA	AAA
4-A5	4	$ 25,596,000	6.0000%	6.0000%	Super Senior, Exchangeable(9)	Aaa	AAA	AAA
4-A6	4	$ 18,358,738	5.7800%	LIBOR + 0.4500%(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A7	4	$ 7,266,676	5.7800%	LIBOR + 0.4500%(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A8	4	$ 9,477,157	5.7800%	LIBOR + 0.4500%(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A9	4	$ 3,059,790	7.3200%	39.29999715% - (LIBOR x 5.99999949)(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A10	4	$ 1,211,113	7.3200%	39.29999715% - (LIBOR x 5.99999949)(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A11	4	$ 1,579,526	7.3200%	39.29999715% - (LIBOR x 5.99999949)(6)	Super Senior, Sequential(8)	Aaa	AAA	AAA
4-A12	4	$ 21,418,528	6.0000%	6.0000%	Senior, Exchangeable	Aaa	AAA	AAA
4-A13	4	$ 19,534,472	6.0000%	6.0000%	Senior, Exchangeable	Aaa	AAA	AAA
4-A14	4	$ 29,896,317	6.0000%	6.0000%	Senior, Exchangeable	Aaa	AAA	AAA
4-A15	4	$ 11,056,683	6.0000%	6.0000%	Senior, Exchangeable	Aaa	AAA	AAA
4-A16	4	$ 40,953,000	6.0000%	6.0000%	Senior, Exchangeable	Aaa	AAA	AAA
4-A17	4	$ 3,017,900	6.0000%	6.0000%	Senior Support, Sequential	Aa1	AAA	AAA
5-A1	5	$100,000,000	5.8300%	LIBOR + 0.5000%(6)	Senior, Pass-Through	Aaa	AAA	AAA

Class	Collateral Group	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Type	Initial Certificate Ratings(3)
						Moody’s	S&P	Fitch
5-A2	5	$100,000,000(5)	1.1700%	6.5000% - LIBOR(6)	Senior, Interest-Only	Aaa	AAA	AAA
5-A3	5	$ 55,438,000(5)	1.2200%	6.5500% - LIBOR(6)	Senior, Interest-Only	Aaa	AAA	AAA
5-A4	5	$ 55,438,000	5.7800%	LIBOR + 0.4500%(6)	Senior, Pass-Through	Aaa	AAA	AAA
AP	P	$ 253,389	0.0000%	0.0000%	Senior, Ratio-Strip, Principal-Only	Aaa	AAA	AAA
AX1	2A, 2B	$ 1,835,490(5)	6.0000%	6.0000%	Senior, Ratio-Strip, Interest-Only	N/R	AAA	AAA
AX2	5	$ 949,018(5)	6.0000%	6.0000%	Senior, Ratio-Strip, Interest-Only	Aaa	AAA	AAA
1B1	1A, 1B, 2A, 2B, 3	$ 9,868,000	6.1488%	Weighted Average Rate - 0.7500%	Subordinate	N/R	AA-	AA
1B2	1A, 1B, 2A, 2B, 3	$ 3,947,000	6.3988%	Weighted Average Rate - 0.5000%	Subordinate	N/R	A-	A
1B3	1A, 1B, 2A, 2B, 3	$ 2,960,000	6.8988%	Weighted Average Rate	Subordinate	N/R	N/R	BBB
2B1	4,5	$ 8,450,000	6.5422%	Weighted Average Rate	Subordinate	N/R	AA	AA
2B2	4,5	$ 2,414,000	6.5422%	Weighted Average Rate	Subordinate	N/R	A	A
2B3	4,5	$ 1,358,000	6.5422%	Weighted Average Rate	Subordinate	N/R	BBB	BBB
R	4	$ 100	6.0000%	6.0000%	Senior, Residual	Aaa	AAA	AAA

(1)	These balances are approximate, as described in the prospectus supplement.

(2)	Reflects the initial interest rate as of the first distribution date.

(3)	The designation “N/R” means that the specified rating agency will not rate the certificates of that class.

(4)
The Class 1-A2 Certificates will be issued in two components: the Class I1 and Class P1 Component. The Class I1 Component will be issued with a Component Notional Amount and will accrue interest at the rate described in the table above. The Class P1 Component will not have an interest rate or principal balance. The components are not severable.

(5)
Initial notional amount. The Class 1-A2, Class 1-A3, Class 2-A2, Class 2-A3, Class 2A-6, Class 4-A2, Class 4-A4, Class 5-A2, Class 5-A3, Class AX1 and Class AX2 Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts as described in the prospectus supplement.

(6)
The interest rates on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 4-A1, Class 4-A2, Class 4-A6, Class 4-A7, Class 4-A8, Class 4-A9, Class 4-A10, Class 4-A11, Class 5-A1, Class 5-A2, Class 5-A3 and Class 5-A4 Certificates are subject to maximum caps and minimum floors as described in the prospectus supplement.

(7)
The Class 1-A3 Certificates will be issued in two components: the Class I2 and Class P2 Component. The Class I2 Component will be issued with a Component Notional Amount and will accrue interest at the rate described in the table above. The Class P2 Component will not have an interest rate or principal balance. The components are not severable.

(8)
The Class 1-A4, Class 1-A5, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 4-A3, Class 4-A4, Class 4-A6, Class 4-A7, Class 4-A8, Class 4-A9, Class 4-A10 and Class 4-A11 Certificates are Exchange Certificates. Certain combinations of Exchange Certificates can be exchanged for corresponding Exchangeable Certificates, as described in the prospectus supplement.

(9)
The Class 4-A3 and Class 4-A5 Certificates will not receive principal payments at the same rate as the other senior certificates because principal payments generally will not be distributable to the Class 4-A3 and Class 4-A5 Certificates until the Distribution Date in October 2011.

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
1-A1	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AA 9
1-A2	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$1,000,000	$1	52520N AB 7
1-A3	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$1,000,000	$1	52520N AC 5
1-A4	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AD 3
1-A5	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AE 1
2-A1	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AF 8
2-A2	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$1,000,000	$1	52520N AG 6
2-A3	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$1,000,000	$1	52520N AH 4
2-A4	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AJ 0
2-A5	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AK 7
2-A6	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$1,000,000	$1	52520N AL 5
3-A1	DD	0 Day	30/360	October 25, 2036	February 25, 2014	$ 100,000	$1	52520N AM 3
3-A2	DD	0 Day	30/360	October 25, 2036	February 25, 2014	$ 100,000	$1	52520N AN 1
3-A3	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AP 6
3-A4	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AQ 4
3-A5	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AR 2
3-A6	DD	0 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AS 0
3-A7	CM	24 Day	30/360	October 25, 2036	February 25, 2014	$ 100,000	$1	52520N AT 8
3-A8	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AU 5
3-A9	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N AV 3
4-A1	DD	0 Day	30/360	December 25, 2036	March 25, 2012	$ 100,000	$1	52520N AW 1
4-A2	DD	0 Day	30/360	December 25, 2036	March 25, 2012	$1,000,000	$1	52520N AX 9
4-A3	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N AY 7
4-A4	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$1,000,000	$1	52520N AZ 4
4-A5	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BA 8
4-A6	DD	0 Day	30/360	December 25, 2036	July 25, 2012	$ 100,000	$1	52520N BB 6
4-A7	DD	0 Day	30/360	December 25, 2036	November 25, 2013	$ 100,000	$1	52520N BC 4
4-A8	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BD 2
4-A9	DD	0 Day	30/360	December 25, 2036	July 25, 2012	$ 100,000	$1	52520N BE 0
4-A10	DD	0 Day	30/360	December 25, 2036	November 25, 2013	$ 100,000	$1	52520N BF 7
4-A11	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BG 5
4-A12	CM	24 Day	30/360	December 25, 2036	July 25, 2012	$ 100,000	$1	52520N BH 3
4-A13	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BJ 9
4-A14	CM	24 Day	30/360	December 25, 2036	November 25, 2013	$ 100,000	$1	52520N BK 6
4-A15	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BL 4
4-A16	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BM 2
4-A17	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BN 0
5-A1	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BP 5
5-A2	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$1,000,000	$1	52520N BQ 3
5-A3	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$1,000,000	$1	52520N BR 1
5-A4	DD	0 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BS 9

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
AP	CM	N/A	N/A	December 25, 2036	August 25, 2036	$ 100,000	$1	52520N BT 7
AX1	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 500,000	$1	52520N BU 4
AX2	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 500,000	$1	52520N BV 2
1B1	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N BW 0
1B2	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N BX 8
1B3	CM	24 Day	30/360	October 25, 2036	September 25, 2036	$ 100,000	$1	52520N BY 6
2B1	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N BZ 3
2B2	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N CA 7
2B3	CM	24 Day	30/360	December 25, 2036	September 25, 2036	$ 100,000	$1	52520N CB 5
R	CM	24 Day	30/360	December 25, 2036	October 25, 2006	100%(5)	N/A	52520N CC 3

(1)
CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date. DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)
24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date. 0 Day = For any distribution date, the interest accrual period beginning on the immediately preceding distribution date (or September 25, 2006, in the case of the first accrual period) and ending on the calendar day immediately before the related distribution date.

(3)	Calculated as described in the prospectus supplement.

(4)
The expected final distribution date, based upon (i) the applicable prepayment assumption and (ii) the modeling assumptions used in the prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” in the prospectus supplement. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5)	The Class R Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.